UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2008

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

 (Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

The information provided in Item 2.03 is incorporated herein by reference in this Item 1.01.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On February 11, 2008, AAR CORP. (the “Company”) closed the sale of $125 million aggregate principal amount of 1.625% Convertible Senior Notes due 2014 (the “2014 Notes”) and $100 million aggregate principal amount of 2.25% Convertible Senior Notes due 2016 (the “2016 Notes,” and together with the 2014 Notes, the “Initial Notes”).  On February 13, 2008, the initial purchasers exercised their over-allotment option to purchase an additional $12.5 million aggregate principal amount of 2014 Notes and an additional $12.5 million aggregate principal amount of 2016 Notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”) and the sale of the Additional Notes will close on February 19, 2008.  The Initial Notes were issued on February 11, 2008, and the Additional Notes will be issued on February 19, 2008, pursuant to Indentures dated as of February 11, 2008 (the “Indentures”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”).   The forms of the Notes and copies of the Indentures are filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively.  The following description of the Indentures and the Notes is a summary only and is qualified in its entirety by reference to Exhibits 4.1, 4.2, 4.3 and 4.4, which are incorporated herein by reference.

2014 Notes Maturity Date:  March 1, 2014.

2016 Notes Maturity Date:  March 1, 2016.

Interest and Payment Dates:  The 2014 Notes bear interest at the rate of 1.625% per year and the 2016 Notes bear interest at the rate of 2.25% per year.  Interest on the Notes is payable semiannually in arrears in cash on March 1 and September 1 of each year, beginning September 1, 2008.

Conversion Rights:  See the description in Item 3.02 below, which is incorporated herein by reference.

Ranking:  The Notes are senior, unsecured obligations of the Company and rank equal in right of payment with all of its existing and future unsecured and unsubordinated indebtedness.  The Notes are effectively junior to the Company’s secured indebtedness and its subsidiaries’ existing and future indebtedness and other liabilities, including trade payables.

Repurchase Rights:  Holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes upon the occurrence of a “designated event” (defined in the Indenture to include a “change of control” or a termination of trading in the Company’s common stock) at a price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to but excluding, the repurchase date.

Make-Whole Premium:  If a “make-whole event” (as defined in the Indenture) occurs and a holder elects to convert its Notes in connection with such event, the Company is required to pay, to the extent provided in the Indenture, a make-whole premium on such converted Notes by increasing the conversion rate applicable to the Notes.

Events of Default:  The following are events of default with respect to the 2014 Notes or the 2016 Notes, as the case may be:

•                  default for 30 days in payment of any interest or liquidated damages when due and payable on the Notes of the applicable series;

•                  default in payment of principal of the Notes of the applicable series at maturity, or following a designated event, when the same becomes due and payable;

•                  default by the Company or any of its significant subsidiaries in the payment of principal or premium at final maturity under any other instruments of indebtedness, which default is in an aggregate amount exceeding $10.0 million and continues in effect for more than 30 days after the expiration of any grace period or extension of time for payment applicable thereto;

•                  default in the Company’s obligations to satisfy its conversion obligation under the applicable Indenture upon exercise of a holder’s conversion right, unless such default is cured within five days after written notice of default is given to the Company by the Trustee or the exercising holder;

•                  default in the Company’s obligations under the applicable Indenture to give notice of the holders’ right to require the Company to repurchase Notes following the occurrence of a designated event within the time required to give such notice;

•                  default by the Company or any of its significant subsidiaries under any instrument or instruments evidencing indebtedness (other than the Notes) having an outstanding principal amount of $10.0 million (or its equivalent in any other currency or currencies) or more that results in the acceleration of maturity of such indebtedness unless such declaration has been rescinded within 10 days after written notice as provided in the Indentures;

•                  default in the Company’s performance of any other covenants or agreements contained in the applicable Indenture or the Notes of the applicable series for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes of the applicable series then outstanding; and

•                  certain events of bankruptcy, insolvency and reorganization affecting the Company or its significant subsidiaries.

If an event of default occurs and is continuing with respect to the Notes, either the Trustee or the registered holders of at least 25% in aggregate principal amount of the Notes of the applicable series may declare the principal amount of, plus accrued and unpaid interest and liquidating damages, if any, on the Notes of the applicable series to be due and payable immediately.  If an event of default relating to some events of bankruptcy, insolvency or reorganization occurs, the principal amount of, plus accrued and unpaid interest and liquidated damages, if any, on the Notes automatically will become immediately due and payable without any action on the part of the Trustee or any holder.

Registration Rights:  On February 11, 2008, the Company also entered into registration rights agreements regarding the 2014 Notes and the 2016 Notes (the “Registration Rights Agreements”) with the initial purchasers.  Copies of the Registration Rights Agreements are filed herewith as Exhibits 4.5 and 4.6. The following description of the Registration Rights Agreements is a summary only and is qualified in its entirety by reference to Exhibits 4.5 and 4.6, which are incorporated herein by reference.

Pursuant to the Registration Rights Agreements, the Company agreed, in certain limited circumstances, to file with the Securities and Exchange Commission (the “Commission”) and to use its reasonable best efforts to cause to become effective, within six months of February 11, 2008, a shelf registration statement or designate an existing shelf registration statement filed with the Commission with respect to the resale of the Notes and the sale of its common stock issuable upon conversion of the Notes the (“registered securities”). If the Company fails to comply with such obligations under the Registration Rights Agreements, the Company will be obligated to pay liquidated damages in the form of additional interest accrued on the Notes.

The Company has also agreed to use its reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act of 1933, as amended (the “Securities Act”), until the earliest of (1) the date on which all of the Notes and the shares of common stock issued and issuable upon conversion thereof have been sold pursuant to the shelf registration statement; (2) the date on which all of the outstanding Notes and shares of common stock issued and issuable upon conversion thereof and held by holders who are not affiliates of the Company may be freely transferred immediately pursuant to the second sentence of Rule 144(b)(1)(i) (as such rule shall become effective on February 15, 2008) or any successor rule thereto, (3) one year after the issue date of the Notes; and (4) the date on which there are no outstanding registrable securities. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  This current report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Notes.

Item 3.02     Unregistered Sales of Equity Securities

The information provided in Item 2.03 is incorporated by reference in this Item 3.02.

On February 11, 2008, the Company sold $125 million aggregate principal amount of 2014 Notes and $100 million aggregate principal amount of 2016 Notes, and on February 19, 2008 the Company will sell an additional $12.5 million aggregate principal amount of 2014 Notes and an additional $12.5 million aggregate principal amount of 2016 Notes, in a private placement to the initial purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act.  The aggregate estimated offering expenses in connection with the transaction, including underwriting discounts and commissions, were approximately $5.5 million.

Holders may convert their Notes prior to the close of business on the business day before the stated maturity date, based on an initial conversion rate of 28.1116 shares of the Company’s common stock per $1,000 principal amount of Notes (which is equal to an initial conversion price of approximately $35.57 per share), subject to adjustment, only under the following circumstances:

•                  during any calendar quarter beginning after March 31, 2008 (and only during such calendar quarter), if, as of the last day of the preceding calendar quarter, the closing price of the Company’s common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is more than 130% of the applicable conversion price per share of common stock on the last day of such preceding calendar quarter;

•                  during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes of the applicable series for each day of that period was less than 98% of the product of the closing price of the Company’s common stock and the then applicable conversion rate;

•                  if a designated event  or similar change of control transaction occurs;

•                  upon specified corporate transactions; or

•                  beginning on February 1, 2014, in the case of the 2014 Notes, or February 1, 2016 , in the case of the 2016 Notes and ending at the close of business on the business day immediately preceding the applicable maturity date.

Upon conversion of each $1,000 principal amount of Notes, a holder will receive, in lieu of common stock, an amount in cash equal to the lesser of (1) $1,000 or (2) the conversion value.  If the conversion value exceeds $1,000, the Company will also deliver, at its election, cash or common stock or a combination of cash and common stock having a value equal to such excess amount.

Item 9.01     Financial Statements and Exhibits

(d)                                 Exhibits

4.1.          Form of 1.625% Convertible Senior Note due 2014.

4.2.          Form of 2.25% Convertible Senior Note due 2016.

4.3                               Indenture for 1.625% Convertible Senior Notes due 2014 between AAR CORP. and U.S. Bank National Association, as trustee, dated as of February 11, 2008.

4.4                               Indenture for 2.25% Convertible Senior Notes due 2016 between AAR CORP. and U.S. Bank National Association, as trustee, dated as of February 11, 2008.

4.5                               Registration Rights Agreement for 2014 Notes between AAR CORP. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers, dated February 11, 2008.

4.6                               Registration Rights Agreement for 2016 Notes between AAR CORP. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers, dated February 11, 2008.

99.1                         Press release, dated February 11, 2008, announcing AAR CORP.’s completion of an aggregate principal amount of $125 million 1.625% Convertible Senior Notes due 2014 and $100 million 2.25% Convertible Senior Notes due 2016 private placement.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 14, 2008

AAR CORP.

By:	/s/ Richard J. Poulton
Richard J. Poulton
Vice President-Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of 1.625% Convertible Senior Note due 2014

4.2	Form of 2.25% Convertible Senior Note due 2016.

4.3	Indenture for 1.625% Convertible Senior Notes due 2014 between AAR CORP. and U.S. Bank National Association, as trustee, dated as of February 11, 2008.

4.4	Indenture for 2.25% Convertible Senior Notes due 2016 between AAR CORP. and U.S. Bank National Association, as trustee, dated as of February 11, 2008.

4.5

Registration Rights Agreement for 2014 Notes between AAR CORP. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers, dated February 11, 2008.

4.6

Registration Rights Agreement for 2016 Notes between AAR CORP. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers, dated February 11, 2008.

99.1

Press release, dated February 11, 2008, announcing AAR CORP.’s completion of an aggregate principal amount of $125 million 1.625% Convertible Senior Notes due 2014 and $100 million 2.25% Convertible Senior Notes due 2016 private placement.